Exhibit 99.1

News Announcement

CONTACT:

Richard Gaetz, President/CEO

Fayaz Suleman, VP Finance/CFO

Vitran Corporation Inc.

416/596-7664

FOR IMMEDIATE RELEASE

VITRAN CORPORATION INC. ANNOUNCES ANNUAL AND SPECIAL MEETING AND

ADOPTS ADVANCE NOTICE PROVISIONS

TORONTO, ONTARIO (March 20, 2013) – Vitran Corporation Inc. (NASDAQ: VTNC, TSX: VTN) (the “Company”), a North American transportation firm, today announced that it will hold an annual and special meeting of shareholders (the “Meeting”) on May 15, 2013.

The Company also announces that the board of directors of the Company (the “Board”) has approved amendments to the Company’s by-laws so as to ensure that the Company’s by-laws remain consistent with the current provisions of the Business Corporations Act (Ontario) (the “Act”) and good corporate governance practices. In addition, the by-laws include advance notice provisions (the “Advance Notice Provisions”) which require that advance notice be provided to the Company in circumstances where nominations of persons for election to the Board are made by shareholders of the Company other than pursuant to: (i) a requisition of a meeting of shareholders made pursuant to the provisions of the Act; or (ii) a shareholder proposal made pursuant to the provisions of the Act.

The purpose of the Advance Notice Provisions is to foster a variety of interests of the shareholders and the Company by ensuring that all shareholders - including those participating in a meeting by proxy rather than in person - receive adequate notice of the nominations to be considered at a meeting and can thereby exercise their voting rights in an informed manner. In addition, the Advance Notice Provisions should assist in facilitating an orderly and efficient meeting process. The Advance Notice Provisions provide shareholders, directors and management of the Company with a

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clear framework for nominating directors. Among other things, the Advance Notice Provisions fix a deadline by which holders of common shares must submit director nominations to the Company prior to any annual or special meeting of shareholders and sets forth the minimum information that a shareholder must include in the notice to the Company for the notice to be in proper written form.

In the case of an annual meeting of shareholders, notice to the Company must be made not less than 30 nor more than 65 days prior to the date of the annual meeting; provided, however, that in the event the annual meeting is to be held on a date that is less than 40 days after the date on which the first public announcement of the date of the annual meeting was made, notice may be made not later than the close of business on the 10th day following such public announcement.

In the case of a special meeting of shareholders (which is not also an annual meeting), notice to the Company must be made not later than the close of business on the 15th day following the day on which the first public announcement of the date of the special meeting was made.

The Company’s amended and restated by-laws are in full force and effect and will be placed before shareholders at the Meeting for ratification. For purposes of the Meeting, in accordance with the terms of the Advance Notice Provisions, the Board has determined that notice pursuant to section 10.5 of the amended and restated by-laws of nominations of persons for election to the Board at the Meeting must be made by April 20, 2013. Such notice must be in the form, and given in the manner, prescribed by the Advance Notice Provisions, and the Secretary of the Company has stipulated vtnc@vitrancorp.com as an email address for receipt of such a notice.

A copy of the amended and restated by-laws containing the full text of the Advance Notice Provisions is available under the Company’s profile on SEDAR at www.sedar.com or on EDGAR at www.sec.gov.

About Vitran Corporation Inc.

Vitran Corporation Inc. is a North American group of transportation companies offering less-than-truckload services. To find out more about Vitran Corporation Inc. (NASDAQ:VTNC, TSX:VTN), visit the website at www.vitran.com.